                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           TETRA TECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                                                                PRELIMINARY COPY

                                TETRA TECH, INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 1997

                            ------------------------

To the Stockholders of

  TETRA TECH, INC.:

    A Special Meeting of the Stockholders (the "Special Meeting") of Tetra Tech, Inc., a Delaware corporation (the "Company"), will be held on Monday, September 15, 1997 at 10:00 a.m., Pacific Time, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, for the following purposes as described in the accompanying Proxy Statement:

    1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share ("Common Stock"), from 20,000,000 to 30,000,000.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on August 1, 1997 as the record date for the determination of stockholders entitled to vote at the Special Meeting or any adjournment or adjournments thereof, and only record holders of the Company's Common Stock and Series A Preferred Stock, $.01 par value per share, at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Directors

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
August 15, 1997

    YOU ARE URGED TO VOTE UPON THE MATTER PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING "NO" ON PROPOSAL NO. 1. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                                                                PRELIMINARY COPY

                                TETRA TECH, INC.
                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 1997

                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is being sent on or about August 15, 1997 in connection with the solicitation of proxies by the Board of Directors of Tetra Tech, Inc., a Delaware corporation (the "Company"). The proxies are for use at a Special Meeting of Stockholders of the Company (the "Special Meeting"), which will be held at 10:00 a.m., Pacific Time, on Monday, September 15, 1997, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, and at any meetings held upon adjournment thereof. The record date for the Special Meeting is the close of business on August 1, 1997 (the "Record Date"), and all holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), and Series A Preferred Stock, $.01 par value per share (the "Series A Stock"), on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting and any meetings held upon adjournment thereof.

    A proxy form is enclosed. Whether or not you plan to attend the Special Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the Special Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Special Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Special Meeting for approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 (the "Amendment"), and as recommended by the Board of Directors with regard to all other matters, in its discretion.

    The voting securities of the Company are the outstanding shares of Common Stock and Series A Stock. At the Record Date, the Company had outstanding 16,550,745 shares of Common Stock and 1,231,840 shares Series A Stock. For each share of Common Stock or Series A Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Special Meeting.

    Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Stock as of the Record Date entitled to vote on this matter at the Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same legal effect as a vote against the approval of the proposed Amendment. Broker non-votes occur when a broker holding shares of Common Stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares and does not have discretionary authority to vote on such non-routine matters without specific instructions. Brokers holding shares in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on "routine" matters and must withhold its votes as to any "non-routine" matters. Where a proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner, the resulting proxy is considered a "limited proxy." Shares represented by limited proxies are considered present for quorum purposes, but are not considered present for purposes of determining the total number of shares with voting power present with regard to a non-routine proposal. The resulting broker non-vote of such a limited proxy will be treated as an abstention on such non-routine proposal. The proposed Amendment is a non-routine proposal.

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

    The Common Stock is listed for trading under the symbol "WATR" on The Nasdaq National Market ("Nasdaq"), which is operated by The Nasdaq Stock Market, Inc. On August 1, 1997, the closing price for a share of Common Stock on Nasdaq was $23.75.

    The principal executive offices of the Company are located at 670 North Rosemead Boulevard, Pasadena, California 91107, and the Company's telephone number is (626) 351-4664.

    THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THESE STATEMENTS ARE FOUND PRINCIPALLY IN THE SECTION OF THIS PROSPECTUS STATEMENT ENTITLED "THE WHALEN ACQUISITION." ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN CONSIDERATIONS, INCLUDING THOSE DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

                                 PROPOSAL NO. 1
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

                                    OVERVIEW

    In July 1997, the Board of Directors declared advisable and unanimously approved an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 30,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 2,000,000 shares, is proposed or anticipated. As more fully set forth below, the proposed Amendment is intended to permit the automatic conversion of the outstanding shares of Series A Stock into shares of Common Stock and to improve the Company's flexibility in meeting its future needs for unreserved Common Stock.

    If the Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") with the Delaware Secretary of State. The text of the second paragraph of Article IV of the Company's Certificate of Incorporation will read as follows:

       "The total number of shares of stock that the Corporation shall have authority to issue is thirty-two million (32,000,000), consisting of thirty million (30,000,000) shares of common stock, par value $0.01, and two million (2,000,000) shares of preferred stock, par value $0.01. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:"

    As of the close of business on the Record Date, of the 20,000,000 shares authorized, 16,550,745 shares of Common Stock of the Company were issued and outstanding, 2,939,939 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and 463,915 shares were reserved for future issuance under the Company's stock benefit plans. Accordingly, only 45,401 shares of Common Stock were unreserved on the Record Date. As of the close of business on the Record Date, 1,231,840 shares of Series A Stock were outstanding. Such shares of Series A Stock, upon conversion into shares of Common Stock, shall be restored to the status of authorized but unissued shares of Preferred Stock.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    CONVERSION OF SERIES A STOCK

    On June 11, 1997, the Company completed the acquisition of Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service" and, collectively with WhalenCo, the "Whalen Company"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Merger Agreement") among the Company, WhalenCo, Whalen Service and the stockholders of WhalenCo and Whalen Service (the "Whalen Stockholders"). The Merger Agreement provided for the merger of WhalenCo and Whalen Service with and into the Company (the "Merger").

    In connection with the Merger, the Company issued to the Whalen Stockholders an aggregate of 1,680,000 shares of Common Stock and 1,231,840 shares of Series A Stock. Pursuant to the Certificate of Designation of Preferences of Series A Preferred Stock, as filed by the Company with the Delaware Secretary of State on June 11, 1997, each share of Series A Stock will automatically be converted into one share of Common Stock immediately upon the filing of the Certificate of Amendment with the Delaware Secretary of State. IF THE AMENDMENT IS NOT APPROVED, DANIEL A. WHALEN (THE "PRINCIPAL WHALEN STOCKHOLDER") MAY, PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, ELECT TO CAUSE THE COMPANY TO REPURCHASE ALL SHARES OF SERIES A STOCK (THE "PUT OPTION") AT THE AVERAGE CLOSING PRICE OF THE COMMON STOCK ON THE FIVE TRADING DAYS ENDING ON THE LAST TRADING DAY PRIOR TO THE PRINCIPAL WHALEN STOCKHOLDER'S EXERCISE OF THE PUT OPTION. ACCORDINGLY, ASSUMING AN AVERAGE CLOSING PRICE OF $25.00, THE COMPANY WOULD BE REQUIRED TO PAY $30,796,000 TO THE WHALEN STOCKHOLDERS TO REDEEM THE SERIES A STOCK UPON THE EXERCISE OF THE PUT OPTION.

    The Company was not required to obtain stockholder approval of the Merger under the Delaware General Corporation Law or Nasdaq rules and regulations since the aggregate number of shares of Common Stock and Series A Stock issued to the Whalen Stockholders represented less that 20% of the outstanding shares of Common Stock on the effective date of the Merger.

    FLEXIBILITY IN SHARE ISSUANCE

    As indicated above, as of the Record Date, the Company had only 45,401 authorized but unreserved and unissued shares of Common Stock available for future issuance. This severely limits the ability of the Board of Directors to issue shares of Common Stock without seeking stockholder approval. Obtaining stockholder approval is a time consuming, expensive process and could delay or prevent the Company from taking such actions as potential acquisitions, financings, stock splits, stock dividends or additional compensation plans.

    If the Amendment is approved, approximately 8,813,561 authorized, unreserved and unissued shares of Common Stock (after giving effect to the conversion of the Series A Stock) will be available for issue from time to time for such purposes as the Board of Directors may approve. No further vote of the stockholders of the Company will be required, except as provided under Delaware law or under the rules of Nasdaq or any other national securities exchange on which shares of Common Stock of the Company are then listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of Common Stock may be issued.

    POSSIBLE EFFECTS

    The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of outstanding shares of Common Stock.

    Stockholders should note that authorized but unissued stock could be issued by the Board of Directors for the purpose of strategic acquisition opportunities. The Company continuously evaluates the marketplace for these opportunities to position itself to address existing and emerging markets. The Company views acquisitions as a key component of its growth strategy, and intends to use both securities and cash, as it deems appropriate, to fund such acquisitions. In addition, the authorized but unissued stock could be issued by the Board of Directors for the purposes of deterring proposals that are opposed by the Board of Directors such as potential unsolicited takeover attempts. The Board is not currently aware of any attempt to takeover or acquire the Company, and has no current plans to issue additional shares of Common Stock other than pursuant to the exercise of outstanding stock options and stock options that might be granted in the future under the Company's employee benefit plans, or pursuant to a possible split of the Common Stock.

    The Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares without delay for any purpose outweighs the possible disadvantages discussed above, and that it is prudent and in the best interests of the stockholders to provide the greater flexibility that will result from the approval of the proposed increase in authorized shares.

                             THE WHALEN ACQUISITION

THE WHALEN COMPANY

    The Whalen Company provides a full range of wireless telecommunications site development services for Personal Communications Services (PCS), cellular, Enhanced Specialized Mobile Radio (ESMR), air-to-ground, microwave, paging fiber optic and switching centers technology. It has successfully sited in excess of 10,000 locations for over 120 systems worldwide. For the year ended December 31, 1996, the Whalen Company had revenues of approximately $45 million. The Company believes that the acquisition of the Whalen Company provides the opportunity for the Company's stockholders to recognize strategic and financial benefits.

    The Company believes that the Merger represents a complementary technical fit with its current capabilities. The consulting and engineering requirements associated with this industry; the siting issues including site identification, leasing and zoning; the construction management duties; and the environmental overlays have technical synergy with the Company's existing expertise and established management systems. The Company also believes that the Merger benefits its strategic objective of further balancing the Company's revenue mix between federal and private sector programs, and will increase the amount of the Company's business driven by economics rather than regulatory requirements. The Whalen Company further allows the Company to participate in the growing telecommunications market as an established service provider. In addition, the Company's domestic and international office network may help to facilitate the Whalen Company's growth, as geographic presence plays a role in the marketing, sales and regulatory areas.

    THE FOREGOING STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS REGARDING THOSE BENEFITS TO THE COMPANY THAT MANAGEMENT BELIEVES MAY BE ACHIEVED THROUGH THE MERGER WITH THE WHALEN COMPANY. REALIZATION OF MANAGEMENT'S BELIEFS WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING MANAGEMENT'S SUCCESSFUL EXECUTION OF ITS BUSINESS PLAN FOR INTEGRATING THE OPERATIONS OF THE WHALEN COMPANY, THE MARKET'S RECEPTION TO THE COMBINATION OF THE COMPANY AND THE WHALEN COMPANY, AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL.

TERMS OF THE MERGER

    In connection with the Merger, the Whalen Stockholders received aggregate consideration in the amount of $52,456,144, as follows:

        (i) The Company issued to the Whalen Stockholders an aggregate of 1,680,000 shares of Common Stock and 1,231,840 shares of Series A Stock. For purposes of the Merger Agreement, each share of Common Stock and Series A Stock was valued at $15.25, for an aggregate value of $44,405,560.

        (ii) The Company paid to the Whalen Stockholders cash in the aggregate amount of $8,050,584.

    On the business day prior to the Merger, WhalenCo distributed to the Whalen Stockholders (i) cash in the amount of $4,138,396 and (ii) accounts receivable having a net value of $18,455,838.

    In determining the consideration to be paid in the Merger, the Company investigated the Whalen Company and its business and determined an approximate aggregate value of the Whalen Company to the Company based on investment factors including the book value of the Whalen Company's assets, an appropriate multiple of the Whalen Company's current and future earnings, the Whalen Company's backlog and current contracts, the Whalen Company's revenues, the Whalen Company's reputation in the field of wireless telecommunications site development, and the compatibility of the Whalen Company's geographic scope and technical capabilities. A final determination of such value was arrived at by means of arm's length bargaining among the parties to the Merger Agreement.

CERTAIN OTHER ITEMS RELATED TO THE ACQUISITION

    REGISTRATION RIGHTS AGREEMENT

    The shares of Common Stock and Series A Stock issued by the Company to the Whalen Stockholders in connection with the Merger were not registered under the Securities Act. Accordingly, such shares of Common Stock and Series A Stock are restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available.

    In order to provide the Whalen Stockholders with liquidity, the Company entered into a Registration Rights Agreement, dated as of June 11, 1997, with the Whalen Stockholders (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file a Registration Statement on Form S-3 providing for the sale by the Whalen Stockholders, pursuant to Rule 415 under the Securities Act, of their shares of Common Stock issued in connection with the Merger, including those shares issued upon conversion of the shares of Series A Stock (collectively, the "Registrable Securities"). The Company will use commercially reasonable efforts to cause such Registration Statement to become effective on or before December 10, 1997 and to keep such Registration Statement continuously effective for a period ending on the date on which all Whalen Stockholders are eligible to sell their Registrable Securities under Rule 144(k) (or similar successor Rule) under the Securities Act.

    In addition, in the event that the Company determines to register any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock (other than a registration relating to the sale of securities to employees of the Company pursuant to an employee benefit plan or pursuant to a transaction of the type described in Rule 145 under the Securities Act), the Whalen Stockholders are entitled to include their Registrable Securities in such registration.

    AMENDMENT OF CREDIT AGREEMENT

    In connection with the Merger, the Company entered into the Second Amendment dated as of June 20, 1997 (the "Second Amendment") to its Credit Agreement dated as of September 15, 1995 with Bank of America Illinois (as amended by the Second Amendment, the "Credit Agreement") for the principal purpose of increasing the revolving credit facility thereunder (the "Facility"). The Credit Agreement currently provides for a Facility of $25,000,000, including standby letters of credit up to a maximum amount of $10,000,000 outstanding at any one time. The Facility is scheduled to be reduced to $20,000,000 on May 30, 1998 and to $15,000,000 on May 30, 1999. Interest on borrowings under the Facility is payable at the Company's option at a base rate (Federal funds rate plus 0.50% or the bank's reference rate) as defined in the Credit Agreement or (b) at a eurodollar rate plus a margin which ranges from 0.75% to 1.25%. Borrowings under the Facility are secured by the stock of four of the Company's subsidiaries, including Whalen & Company, Inc. Such subsidiaries have also guaranteed the Company's obligations under the Credit Agreement. The Credit Agreement contains various covenants including, but not limited to, restrictions related to tangible net worth, net income, additional indebtedness, asset sales, mergers and acquisitions, creations of liens, and dividends on capital stock (other than stock dividends). The Facility matures on May 30, 2000 or earlier at the discretion of the Company upon payment in full of loans and other obligations. As of June 29, 1997, borrowings under the Facility totalled $8,000,000 and outstanding letters of credit totalled $954,974.

    FORMATION OF NEW SUBSIDIARIES

    Immediately following the Merger, the Company formed Whalen & Company, Inc., a Delaware corporation ("New WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("New Whalen Service"), as wholly-owned subsidiaries. On June 12, 1997, the Company transferred the former assets and liabilities of WhalenCo to New WhalenCo, and transferred the former assets and liabilities of Whalen Service to New Whalen Service. New WhalenCo currently engages in the business formerly engaged in by WhalenCo, and New Whalen Service currently engages in the business formerly engaged in by Whalen Service.

    ACCOUNTING TREATMENT

    The Merger is to be treated as a purchase for accounting purposes. In accordance with purchase accounting, the final determination of the purchase price and the allocation of net assets acquired will be derived from the fair values of the consideration paid and the net assets.

    MARKET INFORMATION

    On May 16, 1997, the business day prior to the date on which the Company announced the letter of intent to acquire the Whalen Company, the closing price for the Common Stock was $16.25. On June 11, 1997, the closing date of the Merger, the closing price of the Common Stock on Nasdaq was $20.00.

VOTE REQUIRED

    The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Stock as of the Record Date entitled to vote on this matter at the Special Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same effect as a vote against the Amendment. See "General Information."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the ownership of the Company's Common Stock as of July 15, 1997 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and certain executive officers of the Company, and (iii) all executive officers and directors as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                                      NUMBER OF    PERCENTAGE OF
                                                                       SHARES         SHARES
                                                                     BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                                             OWNED        OWNED(1)
-------------------------------------------------------------------  -----------  ---------------
Li-San Hwang(2)....................................................   1,119,357            6.3%
  Tetra Tech, Inc.
  670 N. Rosemead Blvd.
  Pasadena, California 91107

Daniel A. Whalen(3)................................................   2,911,840           16.4
  Whalen & Company, Inc.
  3675 Mt. Diablo Blvd.
  Suite 360
  Lafayette, California 94549

Pilgrim Baxter & Associates, Ltd.(4)...............................   1,450,864            8.3
  Harold J. Baxter
  Gary I. Pilgrim
  1255 Drummers Lane
  Wayne, Pennsylvania 19087

The Northwestern Mutual Life Insurance Company(5)..................     934,500            5.3
  720 E. Wisconsin Avenue
  Milwaukee, Wisconsin 53202

RCM Capital Management, L.L.C.(6)
RCM Limited L.P.
RCM General Corporation............................................   1,374,300            7.9
  Four Embarcadero Center, Suite 2900
  San Francisco, California 94111

Dresdner Bank AG(7)................................................   1,374,300            7.9
  Jurgen-Ponto-Platz 1
  60301 Frankfurt, Germany

J. Christopher Lewis(8)............................................      48,311          *

Patrick C. Haden(9)................................................      13,131          *

James J. Shelton(10)...............................................       7,226          *

Thomas D. Brisbin(11)..............................................      13,732          *

Charles R. Faust(12)...............................................      39,702          *

James M. Jaska(13).................................................      20,475          *

All directors and executive officers as a group (12 persons)(14)...   4,454,223           25.1

------------------------

  * Amount represents less than 1% of the Company's Common Stock.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property rules where applicable and the information contained in this table and these notes. Includes 1,231,840 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Stock. See Note(3).

 (2) Excludes an aggregate of 16,415 shares of Common Stock owned by Dr. Hwang's adult children as to which Dr. Hwang disclaims beneficial ownership. Includes 5,468 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

 (3) Mr. Whalen was elected a director of the Company, the Executive Vice President--Telecommunications of the Company and the President of each of New WhalenCo and New Whalen Service as of the effective date of the Merger. Includes 1,185,646 shares of Common Stock issuable upon conversion of shares of Series A Stock held by the Registrant. Also includes (i) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MJW Whalen Trust 1997--D, (ii) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997--D, (iii) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997--D,
    (iv) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MJW Whalen Trust 1997--K, (v) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997--K, and (vi) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997--K.

 (4) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 4), dated as of June 20, 1997, jointly filed by Pilgrim Baxter & Associates, Ltd., Harold J. Baxter and Gary I. Pilgrim.

 (5) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated February 7, 1997, filed by The Northwestern Mutual Life Insurance Company.

 (6) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated February 3, 1997, jointly filed by RCM Capital Management, L.L.C., RCM Limited L.P. and RCM General Corporation.

 (7) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated February 7, 1997, filed by Dresdner Bank AG. RCM Capital Management, L.L.C. is a wholly owned subsidiary of Dresdner Bank AG.

 (8) Includes 7,323 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

 (9) Excludes an aggregate of 1,718 shares of Common Stock owned by Mr. Haden's wife as to which Mr. Haden disclaims beneficial ownership. Includes 7,323 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

(10) Includes 2,344 shares held by James J. Shelton, Sarah Belle Shelton and James J. Shelton, Jr., Trustees of the James J. Shelton and Sarah Belle Shelton Family Trust dated August 19, 1987, and 4,882 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

(11) Includes 13,437 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

(12) Includes 6,047 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997. Additionally, Dr. Faust's minor children own an aggregate of 1,406 shares of Common Stock as to which Dr. Faust disclaims beneficial ownership.

(13) Includes 20,156 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

(14) Includes 105,343 shares issuable with respect to stock options exercisable within 60 days after July 15, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, certified public accountants, is acting as the Company's independent auditors for the fiscal year ending September 28, 1997. The Company has been advised that Deloitte & Touche LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. A representative of that firm is expected to be available at the Special Meeting to respond to appropriate questions.

                  STOCKHOLDER PROPOSAL FOR 1998 ANNUAL MEETING

    Any stockholder who wishes to present a proposal for action at the 1998 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than September 1, 1997 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the Special Meeting, but, if other matters do properly come before the Special Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

    The Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K and a Current Report on Form 8-K/A (Amendment No. 1) with respect to the acquisition of the Whalen Company. In addition, the Company plans to file a Current Report on Form 8-K/A (Amendment No. 2) prior to the date of the Special Meeting which will include the required audited financial statements and pro forma financial information relating to the acquisition of the Whalen Company. COPIES OF THESE REPORTS WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Richard A. Lemmon, Secretary, Tetra Tech, Inc., 670 North Rosemead Boulevard, Pasadena, California 91107; telephone number
(626) 351-4664. These Reports are not part of the Company's soliciting material.

                                          By Order of the Board of Directors

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
August 15, 1997

PRELIMINARY COPY

COMMON STOCK
PROXY                           TETRA TECH, INC.
BOARD OF DIRECTORS

    The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. which the undersigned is entitled to vote, at a Special Meeting of the Stockholders of TETRA TECH, INC. to be held at the principal executive offices of TETRA TECH INC., 670 N. Rosemead Boulevard, Pasadena, California 91107 on Monday, September 15, 1997 at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1.  PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION:

             / / FOR            / / AGAINST            / / ABSTAIN

2.  Such other matters as may properly come before the Meeting.

    THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    Unless a contrary direction is indicated, this Proxy will be voted FOR approval of the Amendment to the Company's Certificate of Incorporation; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

    All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated August 15, 1997 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TETRA TECH, INC.
                                                    Dated: _______________, 1997
                                                    ____________________________
                                                          (Signature)
                                                    ____________________________
                                                          (Signature)

                                                Please sign exactly as your name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.